Exhibit 99.1

                 PMC-Sierra Reports First Quarter 2005 Results;
     Revenue in Q1/05 Increases 7% Sequentially; Earnings Per Share of $0.02


    SANTA CLARA, Calif.--(BUSINESS WIRE)--April 20, 2005--

                   -Q1 Net Revenues: US$66.1 million
   -Q1 GAAP Net Income: US$3.3 million or $0.02 per share (diluted) -Q1 Non-GAAP Net Income: US$3.9 million or $0.02 per share (diluted)

    PMC-Sierra, Inc. (NASDAQ:PMCS), a leading provider of high-speed broadband communications and storage semiconductors, and MIPS-Powered microprocessors, today reported results for the first quarter ending April 3, 2005.
    Net revenues in the first quarter of 2005 were $66.1 million, an increase of seven percent compared with $61.8 million for the fourth quarter of 2004, and a decrease of 16 percent on a year-over-year basis.
    Net income in the first quarter of 2005 on a non-GAAP basis was $3.9 million (non-GAAP diluted earnings per share of $0.02) compared with non-GAAP net income of $1.9 million (non-GAAP diluted earnings per share of $0.01) in the fourth quarter of 2004. GAAP net income in the first quarter of 2005 was $3.3 million (GAAP diluted earnings per share of $0.02) compared with GAAP net income of $13.1 million in the fourth quarter of 2004 (GAAP diluted earnings per share of $0.07). PMC-Sierra's first quarter included an additional week of business because 2005 is a 53-week fiscal year for the Company.
    For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the supplemental schedule on page 6 of this release. The Company believes the additional non-GAAP measures provided are useful to investors for the performance of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance and to plan for the Company's future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.
    "In the first quarter of 2005, we experienced improving trends in Asian geographies and a recovery in enterprise networking, wireless infrastructure, routing and laser printing as well as growth in new storage-related products," said Bob Bailey, president and chief executive officer of PMC-Sierra. "We continue to invest in growth opportunities including next-generation infrastructure that enables voice, video and data services as well as enhanced enterprise storage solutions."

    New products and company announcements in Q1 2005 include the following:

  - S/UNI(R) DUPLEX GE - we announced an ATM-to-Ethernet interworking device for IP DSLAMs that enables service providers to offer Triple Play services while lowering their development and field deployment costs. As ATM networks are migrating to Ethernet-based IP networks, service providers are deploying DSLAMs that can interface to the ATM-based CPE on one side and the Ethernet access network on the other. The S/UNI DUPLEX GE implements ATM to Ethernet conversion in dedicated hardware, a function deployed to date in expensive network processors or FPGAs. The device provides DSLAM vendors with increased bandwidth while significantly reducing their line card costs. The S/UNI DUPLEX GE provides the AAL5 SARing, queuing/buffering, traffic management, address translation, and multicast functions.

  - 4G Fibre Channel Interoperability - we successfully demonstrated system interoperability between our 4Gbit/s Fibre Channel (FC) Loop Switch product family with multiple FC initiator, fabric switch, and FC hard disk drive vendors at the Intel Developers Forum in March. The multi-vendor interoperability included: 4Gbit/s Fibre Channel Loop Switch products from PMC-Sierra; 4Gbit/s HDDs from Hitachi and Seagate; Initiators from Emulex and Agilent Technologies; and Fabric Switches from Brocade. PMC's architecture for 4G Fibre Channel SAN and NAS storage systems includes the CTS 20x4G, CTS 18x4G, CTS 4x4G and Storage Management Controller (SMC). This low cost, scalable architecture enables storage systems OEMs to differentiate their product offerings through innovative enclosure services, system performance and diagnostics.

  - maxSAS(TM) Reference System - we announced the availability of our maxSAS Reference System for fabric attached and server attached SATA/SAS disk array enclosures. The Reference System, combined with the SCSI Enclosure Services Software Development Kit, significantly reduces development costs while accelerating time-to-market for storage equipment vendors. The system utilizes PMC-Sierra's SXP 36x3G or SXP 24x3G high port count expander switches for SATA and SAS Hard Disk Drive interconnect. Both SXP devices integrate a MIPS-Powered programmable storage enclosure processor for managing the enclosure environment through the standards-compliant SES protocol.

    First Quarter 2005 Conference Call

    Management will review the first quarter 2005 results and provide guidance for the second quarter of 2005 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on April 20, 2005. To listen to the call, investors can access an audio webcast of the conference call on the Financial Events and Calendar section at http://investor.pmc-sierra.com/. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial (719) 457-2641 approximately ten minutes before the start time. A telephone replay will be available 15 minutes after the completion of the call and can be accessed by dialing (719) 457-0820 (replay access code is 4798418). A replay of the webcast will be available for five business days.

    Second Quarter 2005 Conference Call

    PMC-Sierra is planning on releasing its results for the second quarter of 2005 on July 21st. A conference call will be held on the day of the release to review the quarter and provide an outlook for the third quarter of 2005.

    Safe Harbor Statement

    PMC-Sierra's forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections. The Company's SEC filings describe more fully the risks associated with market trends and sales of newer products, including rapid changes in demand due to customer inventory levels and production schedules, fluctuations in demand for networking equipment, and customer concentration. The Company does not undertake any obligation to update the forward-looking statements.

    About PMC-Sierra

    PMC-Sierra(TM) is a leading provider of high speed broadband communications semiconductors and MIPS-Powered(TM) processors for enterprise, access, metro, storage, wireless infrastructure and advanced consumer electronics equipment. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.

    (C) Copyright PMC-Sierra, Inc. 2005. All rights reserved. S/UNI is a registered trademark of PMC-Sierra, Inc. maxSAS, PMC, PMCS, PMC-Sierra, and "Thinking You can Build On" are trademarks of PMC-Sierra, Inc. All other trademarks are the property of the respective owners.





                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)

                                            Three Months Ended
                                     -------------------------------
                                                (unaudited)

                                       Apr 3,     Dec 26,    Mar 28,
                                        2005        2004       2004

Net revenues                          $ 66,111   $ 61,847   $ 78,660

Cost of revenues                        19,621     18,918     23,757
                                     ---------- ---------- ----------
 Gross profit                           46,490     42,929     54,903


Other costs and expenses:
 Research and development               31,416     30,833     28,802
 Marketing, general and
  administrative                        13,004      9,859     11,925
 Amortization of deferred
  stock compensation:
   Marketing, general and
    administrative                           -          -        697
 Restructuring costs                       868      3,520          -
                                     ---------- ---------- ----------
Income (loss) from operations            1,202     (1,283)    13,479

Other income:
 Interest income, net                    2,685      1,529        956
 Foreign exchange loss                    (590)    (1,380)       (33)
 Loss on extinguishment of debt and
  amortization of debt issue costs      (1,634)       (97)    (1,942)
 Gain on sale of property
  and investments                        1,439          -      8,587
                                     ---------- ---------- ----------
Income (loss) before provision
 for income taxes                        3,102     (1,231)    21,047

Recovery of (provision for)
 income taxes                              175     14,348     (4,200)
                                     ---------- ---------- ----------
Net income                            $  3,277   $ 13,117   $ 16,847
                                     ---------- ---------- ----------
                                     ---------- ---------- ----------

Net income per common share - basic     $ 0.02     $ 0.07     $ 0.09

Net income per common share - diluted   $ 0.02     $ 0.07     $ 0.09

Shares used in per share
 calculation - basic                   182,192    181,209    178,409
Shares used in per share
 calculation - diluted                 188,678    188,607    192,300



    As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income and net income per share in its press release.

    A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the performance of financial analysis. Management uses these measures internally to evaluate its in-period operating performance and the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.



                          PMC-Sierra, Inc.
      Reconciliation of GAAP net income to Non-GAAP net income
                           (in thousands)
                             (unaudited)

                                            Three Months Ended
                                     -------------------------------
                                       Apr 3,    Dec 26,    Mar 28,
                                      2005 (1)   2004 (2)   2004 (3)

GAAP net income                       $ 3,277   $ 13,117   $ 16,847

Amortization of deferred stock
 compensation                               -          -        697
Restructuring costs                       868      3,520          -
Elimination of provision                    -     (1,300)         -
Loss on extinguishment of debt          1,618          -      1,845
Gain on sale of property
 and investments                       (1,439)         -     (8,587)
Recovery of prior year income taxes      (998)    (5,095)         -
Canada Revenue Agency assessments
 of prior years' taxes                      -     (9,355)         -
Foreign exchange loss on
 Canadian taxes                           710      1,545          -
Income tax effect of above items         (150)      (531)         -
                                     --------- ---------- ----------
Non-GAAP net income                   $ 3,886   $  1,901   $ 10,802
                                     ---------- ---------- ----------
                                     ---------- ---------- ----------

Non-GAAP net income per
 share - diluted                       $ 0.02     $ 0.01     $ 0.06

Shares used to calculate non-GAAP
 net income per share - diluted       188,678    188,607    192,300


Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(1) $0.9 million restructuring costs relating to workforce reduction, $1.6 million loss on extinguishment of debt, $1.4 million gain on sales of property and investments, $1.0 million reversal of state income tax, $0.7 million foreign exchange loss on Canadian taxes and $0.2 million income tax effect related to these non-GAAP adjustments.

(2) $3.5 million net charge for additional excess facilities costs related to our 2001 restructurings, $1.3 million elimination of a provision for potential employee-related taxes, $5.1 million recovery of prior year taxes, $9.4 million tax recovery based on agreements and assessments with Canada Revenue Agency, $1.5 million foreign exchange loss on Canadian taxes and $0.5 million income tax effect related to these non-GAAP adjustments.

(3) $0.7 million amortization of deferred stock compensation, $1.8 million loss on extinguishment of debt, and $8.6 million gain on sale of an investment.


                          PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)
                            (unaudited)

                                                Apr 3,     Dec 26,
                                                 2005        2004

ASSETS:
Current assets:
 Cash and short-term investments (1)          $ 224,229   $ 274,686
 Accounts receivable, net                        23,946      19,931
 Inventories, net                                15,803      15,823
 Prepaid expenses and other current assets       17,977      17,042
                                             ----------- -----------
  Total current assets                          281,955     327,482

Investment in bonds and notes (1)               130,881     139,111
Other investments and assets                      5,169       4,565
Property and equipment, net                      14,382      16,177
Goodwill and other intangible assets, net        12,725      12,910
Deposits for wafer fabrication capacity           5,145       6,779
                                             ----------- -----------
                                              $ 450,257   $ 507,024
                                             ----------- -----------
                                             ----------- -----------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                             $  18,628   $  16,598
 Accrued liabilities                             39,110      40,195
 Income taxes payable                            29,321      28,931
 Accrued restructuring costs                     12,739      13,735
 Deferred income                                  8,413       7,646
 Current portion of long-term debt                    -      68,071
                                             ----------- -----------
  Total current liabilities                     108,211     175,176

Deferred taxes and other tax liabilities         28,077      28,077

PMC special shares convertible into 2,815
 (2004 - 2,897) shares of common stock            4,139       4,434

Stockholders' equity
 Capital stock and additional paid in capital   902,198     893,704
 Accumulated other comprehensive income            (928)        350
 Accumulated deficit                           (591,440)   (594,717)
                                             ----------- -----------
  Total stockholders' equity                    309,830     299,337
                                             ----------- -----------
                                              $ 450,257   $ 507,024
                                             ----------- -----------
                                             ----------- -----------


(1) Total cash and marketable investments, current and non-current, comprised of Cash and short-term investments plus Investments in bonds and notes, totaled $355.1 million and $413.8 million at April 3, 2005 and December 26, 2004, respectively.


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands)
                             (unaudited)

                                                Three Months Ended
                                               --------------------
                                                  Apr 3,    Mar 28,
                                                   2005      2004

Cash flows from operating activities:
 Net income                                    $   3,277  $  16,847
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                   3,224      4,898
   Gain on disposal of property and equipment       (184)         -
   Loss on extinguishment of debt                  1,618      1,845
   Gain on sale of investments
    and other assets                              (1,255)    (8,587)
   Changes in operating assets and liabilities:
    Accounts receivable                           (4,015)    (7,283)
    Inventories                                       20      1,394
    Prepaid expenses and other current assets     (2,607)    (5,721)
    Accounts payable and accrued liabilities       2,028     (4,335)
    Income taxes payable                             769      4,127
    Accrued restructuring costs                     (996)    (1,661)
    Deferred income                                  766      2,138
                                               ---------- ----------
    Net cash provided by operating activities      2,645      3,662
                                               ---------- ----------

Cash flows from investing activities:
 Purchases of short-term available-for-sale
  investments                                    (66,950)         -
 Proceeds from sales and maturities of
  short-term available-for-sale investments      141,084     20,323
 Purchases of long-term available-for-sale
  investments in bonds and notes                       -    (37,788)
 Proceeds from sales and maturities
  of long-term available-for-sale
  investments in bonds and notes                  16,396     51,935
 Purchases of investments and other assets        (2,000)      (800)
 Proceeds from sale of investments
  and other assets                                   680      9,916
 Proceeds from refund of wafer
  fabrication deposits                             1,634          -
 Purchases of property and equipment              (1,085)    (3,713)
 Proceeds from sale of property                    2,604          -
 Purchase of intangible assets                      (335)      (663)
                                               ---------- ----------
    Net cash provided by investing activities     92,028     39,210
                                               ---------- ----------

Cash flows from financing activities:
 Repurchase of convertible subordinated notes    (70,177)  (106,929)
 Proceeds from issuance of common stock            8,198     11,180
                                               ---------- ----------
    Net cash used in financing activities        (61,979)   (95,749)
                                               ---------- ----------

Net increase (decrease) in cash
 and cash equivalents                             32,694    (52,877)
Cash and cash equivalents,
 beginning of the period                         121,276    225,959
                                               ---------- ----------
Cash and cash equivalents,
 end of the period                             $ 153,970  $ 173,082
                                               ---------- ----------
                                               ---------- ----------





    CONTACT: PMC-Sierra
             Alan Krock, 408-988-1204
             VP Finance & CFO
             or
             David Climie, 408-988-8276
             Director, Investor Relations
             or
             Susan Kirk, 408-988-8515
             Manager, Corp. Communications
             email:  susan_kirk@pmc-sierra.com